Exhibit 99.1

DarioHealth Announces $17.5 Million Private Placement of Common Stock Priced At-The-Market Under Nasdaq Rules

NEW YORK, September 22, 2025-- DarioHealth Corp. (Nasdaq: DRIO) (“Dario” or the “Company”), a leader in the global digital health market, today announced a private placement for the purchase and sale of 2,713,180 shares of common stock (or common stock equivalents in lieu thereof) at a price of $6.45 per share for expected aggregate gross proceeds of approximately $ 17.5 million, before deducting offering expenses.

The closing of the offering is expected to occur on or about September 23, 2025, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for general corporate purposes.

The offering is being made in reliance on an exemption from the registration requirement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, and applicable state securities laws. Accordingly, the securities offered in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirement of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock sold in the private placement.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About DarioHealth Corp.

DarioHealth Corp. (Nasdaq: DRIO) is a leading digital health company revolutionizing how people with chronic conditions manage their health through a user-centric, multi-chronic condition digital therapeutics platform. Our platform and suite of solutions deliver personalized and dynamic interventions driven by data analytics and one-on-one coaching for diabetes, hypertension, weight management, musculoskeletal pain and behavioral health.

Our user-centric platform offers people continuous and customized care for their health, disrupting the traditional episodic approach to healthcare. This approach empowers people to holistically adapt their lifestyles for sustainable behavior change, driving exceptional user satisfaction, retention and results and making the right thing to do the easy thing to do.

Dario provides its highly user-rated solutions globally to health plans and other payers, self-insured employers, providers of care and consumers. To learn more about Dario and its digital health solutions, or for more information, visit http://dariohealth.com.

Cautionary Note Regarding Forward-Looking Statements

This news release and the statements of representatives and partners of the Company related thereto contain or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "plan," "project," "potential," "seek," "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. For example, the Company is using forward-looking statements when it discusses the expected proceeds and timing of the closing of the offering and the intended use of proceeds. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect the Company's results include, but are not limited to, regulatory approvals, product demand, market acceptance, impact of competitive products and prices, product development, commercialization or technological difficulties, the success or failure of negotiations and trade, legal, social and economic risks, and the risks associated with the adequacy of existing cash resources. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the SEC. Readers are cautioned that actual results (including, without limitation, the timing for and results of the Company's commercial and regulatory plans for Dario™ as described herein) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

DarioHealth Corporate Contacts:
DarioHealth Investor Relations Contact
Michael Lipari
SVP Corporate Development
irteam@dariohealth.com
+1-201-785-6310

Zoe Harrison

VP, Accounting and Corporate Development

irteam@dariohealth.com
+1-917-856-5505